Exhibit 99.1

Adrian Adams
One Bridge Plaza
Fort Lee, New Jersey  07024

November 30, 2011

Facsimile
Overnight Delivery

Neurologix, Inc.
One Bridge Plaza
Fort Lee, NJ  07024

To the Board of Directors:

Reference is made to my Executive Employment Agreement (the “EEA”) made as of September 19, 2011 between me and Neurologix, Inc. (the “Company”).  Pursuant to Section 5.1 thereof, please be advised that I hereby voluntarily resign, effective immediately, from my position as Chief Executive Officer of the Company and Chairman of the Board of Directors of the Company.  It is understood and agreed that my resignation constitutes a termination by me without Good Reason (as defined in the EEA) pursuant to Section 5.2 of the EEA and that the Company has paid me all Accrued Benefits (as defined in the EEA) earned, incurred or accrued by me and owed to me through the date hereof.  It is further understood and agreed that the Board of Directors of the Company has agreed to waive the thirty (30) day notice requirement set forth in Section 5.1 of the EEA, such waiver evidenced by the Company’s countersignature below.

Very truly yours, /s/ Adrian Adams Adrian Adams

Acknowledged and Agreed this 30th day of November, 2011

NEUROLOGIX, INC.

By:       /s/ Marc Panoff
Name:  Marc Panoff
Title:    Chief Financial Officer, Secretary and Treasurer